                                                                   EXHIBIT 99-14

                          [DELOITTE & TOUCHE LETTERHEAD]


We consent to the incorporation by reference in this Registration Statement on Form N-14 of WM Trust I and WM Trust II, of our report dated December 15, 1999, appearing in the WM Group of Funds Annual Report of the period ended
October 31, 1999.


/s/Deloitte & Touche LLP
San Francisco, CA
August 11, 2000